UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 30, 2005

FIBERSTARS, INC.

(Exact name of registrant as specified in its charter)

California	0-24230	94-3021850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44259 Nobel Drive Fremont, California		94538
(Address of principal executive offices)		(Zip Code)

(510) 490-0719

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On December 30, 2005, Silicon Valley Bank (“SVB”) and Fiberstars, Inc. (“Fiberstars”) amended and restated that certain Loan and Security Agreement, together with accompanying Schedules, Borrowing Base Certificate and Compliance Certificate), dated as of August 15, 2005, by and between SVB and Fiberstars (collectively, the “Restated Loan and Security Agreement”).

The Restated Loan and Security Agreement provides Fiberstars’ a maximum revolving line of credit of the lesser of (a) $5 million or (b) the amounts available under the borrowing base (the “Borrowing Base”) as set forth by the Borrowing Base Certificate (the “Revolver Loans”). The Borrowing Base ties specific borrowings to 70% of certain accounts receivable.  Advances under the Revolver Loans bear interest, computed daily, equal to prime plus (a) 0.50% per annum if Fiberstars’ Adjusted Quick Ratio (as defined in the Restated Loan and Security Agreement) is greater than 1.5:1.0 or (b) 1.50% per annum if Fiberstars’ Adjusted Quick Ratio is less than 1.5:1.0.  The Revolver Loans have a maturity date of August 14, 2006.

The Restated Loan and Security Agreement also provides Fiberstars’ a maximum of $3 million, of which $1 million shall be disbursed prior to December 31, 2005, to purchase Eligible Equipment (as defined in the Restated Loan and Security Agreement) through December 31, 2006 (the “Equipment Loans”).  Advances under the Equipment Loans bear the same interest as those made under the Revolver Loans.

Fiberstars must comply with certain covenants with respect to effective net worth and financial ratios.  All borrowings are collateralized by Fiberstars’ assets, including accounts receivable, fixed assets, inventory and intellectual property.

A copy of the Restated Loan and Security Agreement is filed herewith as Exhibit 10.1.

 Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1

Amended and Restated Loan and Security Agreement (together with Schedule to Amended and Restated Loan and Security Agreement and Compliance Certificate) between Fiberstars, Inc. and Silicon Valley Bank dated December 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 5, 2006

FIBERSTARS, INC.

	By	/s/ Robert A. Connors
	Name:	Robert A. Connors
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

Amended and Restated Loan and Security Agreement (together with Schedule to Amended and Restated Loan and Security Agreement and Compliance Certificate) between Fiberstars, Inc. and Silicon Valley Bank dated December 30, 2005.